Exhibit 3.15

CERTIFICATE OF FORMATION

OF SITEL INTERNATIONAL LLC

This Certificate is executed as of June 25, 2001, in order to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Act”).

1. The name of the limited liability company is SITEL International LLC (the “Company”).

2. The Company’s registered office in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801. The Company’s registered agent at such office is Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned, an authorized person under the Act for the purpose of forming a limited liability company pursuant to the Act, has executed this Certificate of Formation as of the day and year first aforesaid

SITEL Corporation,
a Minnesota corporation

By:	/s/ Teresa A. Beaufait
Teresa A. Beaufait
Senior Vice President

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED

LIABILITY COMPANY PURSUANT TO SECTION

18-214 OF THE LIMITED LIABILITY COMPANY ACT

This Certificate of Conversion to Limited Liability Company, dated as of June 25, 2001, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del. C. §. 18-2l4, to convert SITEL International, Inc., a corporation organized and existing under the laws of the State of Nebraska, to a Delaware limited liability company under the Delaware Limited Liability Company Act. (6 Del. C. §§ 18-101 et seq.).

1.	The Corporation was incorporated in the State of Nebraska on January 11, 1996.

2.	The name of the Corporation immediately prior to filing this certificate of conversion is SITEL International, Inc.

3.	The name of the limited liability company as set forth in the certificate of formation being filed contemporaneously herewith is SITEL International LLC.

THE UNDERSIGNED hereby declares and certifies that this certificate is the act and deed of the Corporation and that the facts herein stated are true and has executed this certificate as of the day and year first aforesaid.

SITEL INTERNATIONAL, INC.

By:	/s/ Teresa A. Beaufait
Teresa A. Beaufait, Vice President

State of Delaware

Certificate of Merger of a Foreign Limited Liability Company

into a Domestic Limited Liability Company

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

First: The name of the surviving Limited Liability Company is Sitel International LLC, a Delaware Limited Liability Company.

Second: The name of the Limited Liability Company being merged into this surviving Limited Liability Company is Service Zone International, LLC. The jurisdiction in which this Limited Liability Company was formed is Florida.

Third: The Agreement of Merger has been approved and executed by both Limited Liability Companies.

Fourth: The name of the surviving Limited Liability Company is Sitel International LLC.

Fifth: The executed agreement of merger is on file at Two American Center, 3102 West End Avenue, Suite 1000, Nashville, TN 37203, the principal place of business of the surviving Limited Liability Company

Sixth: A copy of the agreement of merger will be furnished by the surviving Limited Liability Company on request, without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity which is to merge or consolidate.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, this 23 day of Oct., A.D., 2009.

By:	/s/ Craig Jantzi
Authorized Person

Name:	Craig Jantzi
Print or Type

State of Delaware

Certificate of Correction

of a Limited Liability Company

to be filed pursuant to Section 18-211(a)

1.	The name of the Limited Liability Company is: Sitel International LLC.

2.	That Certificate of Merger was filed by the Secretary of State of Delaware on 12-30-2009, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.	The inaccuracy or defect of said Certificate is: (must give specific reason)

Paragraph Seven of the Certificate of Merger setting forth the effective date of the Merger was omitted.

4.	The Certificate is hereby corrected to read as follows:

Paragraph Seven should be added to the Certificate of Merger to read in its entirety as follows:

Seven: The effective date of the Merger is January 13, 2010

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 25th day of January, A.D. 2010.

By:	/s/ Craig Jantzi
Authorized Person

Name:	Craig Jantzi
Print or Type